THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M., HOUSTON, TEXAS TIME, ON THE EXPIRATION DATE.

Warrant to Purchase
293,412 Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

 OF

 NEXTGEN COMMUNICATIONS CORPORATION

________________________________________________

            This certifies that, for value received, Jane C. Barber, a resident of the State of California, or her registered assigns ("Warrantholder"), is entitled to purchase from Nextgen Communications Corp., a Delaware corporation (the "Company"), subject to the terms set forth below, at any time prior to the Expiration Date, after which time this Warrant shall become void, 293,412 Warrant Shares at the Warrant Price.  The Warrant Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as provided herein.

ARTICLE I

DEFINED TERMS

            Section 1.1.  Definition of Terms.  As used in this Warrant, the following capitalized terms shall have the following respective meanings:

            (a)        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of Illinois are authorized by law to remain closed.

            (b)        "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

            (c)        "Expiration Date" shall mean the fifth year anniversary of the date of this Warrant, or if such day is not a Business Day, the next succeeding day which is a Business Day.

            (d)        "Person" shall mean any individual, corporation, association, company, business trust, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association or any other entity or government or any agency or political subdivision thereof.

             (e)        "Related Person" of any Person means any other Person directly or indirectly owning (A) 5% or more of the outstanding common stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (B) 5% or more of the combined voting power of the voting capital stock of such Person.

             (f)         "Securities Act" shall mean the Securities Act of 1933, as amended.

             (g)        "Warrant Price" shall mean $ .01 per share.

             (h)        "Warrant Shares" shall mean the shares of Common Stock purchasable upon surrender of the Warrant.

ARTICLE II

DURATION AND SURRENDER OF WARRANT

            Section 2.1.      Surrender of Warrant.  The Warrantholder may surrender this Warrant, in whole or in part, by presentation and surrender of this Warrant at the address of the Company set forth in Section 4.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder with the Subscription Form annexed hereto duly executed accompanied by payment of the Warrant Price for each Warrant Share purchased.  Upon receipt thereof, the Company shall cause to be issued certificates for the Warrant Shares so purchased in such denominations as are requested for delivery to the Warrantholder. Such certificates shall be delivered as promptly as practicable to the Warrantholder. Upon any partial surrender of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder.  Upon surrender, the Warrantholder shall be deemed to be the holder of record of shares of Common Stock issuable upon such surrender, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder.  If at the time this Warrant is surrendered, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon surrender of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required to permit the Warrant Shares to be issued without such registration.  The Company shall pay any and all stock issuance and similar taxes which may be payable in respect of the issue of the Warrant or in respect of the issue of any of the Warrant Shares.

            Section 2.2.      Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon surrender of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as may be from time to time issuable upon surrender of this Warrant.  All such shares shall be duly authorized, and when issued upon such surrender, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, other than those restrictions imposed by the Securities Act of 1933, and free and clear of all preemptive and similar rights.

            Section 2.3.      Fractional Shares.  The Company shall not be required to issue any fraction of a share of its Common Stock in connection with the surrender of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.3, be entitled under the terms of this Warrant to receive a fraction of a share upon the surrender of this Warrant, the Company shall, upon the surrender of this Warrant and receipt of the Warrant Price (as adjusted to cover the balance of the share), issue the larger number of whole shares purchasable upon surrender of this Warrant, but in no event shall the Company issue more than such number of shares of Common Stock as are issuable pursuant to the surrender of this Warrant.  The Company shall not be required to make any cash payment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

            Section 2.4.      Payment for Warrant Shares.  Payment of the aggregate Warrant Price for Warrant Shares to be purchased upon surrender of all or a portion of this Warrant shall be made in full by delivery to the Company, at its address set forth in Section 4.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder, of a certified or bank cashier's check or by wire transfer of immediately available funds to an account in the United States designated by the Company, or by cashless exercise, in which case the Company shall reduce the Warrant Shares by the such number of shares having a fair market value equivalent to the aggregate Warrant Price (the Warrant Price times the total number of Warrant Shares), as determined by the Board of Directors of the Company on the date of exercise.

ARTICLE III

ADJUSTMENT OF WARRANT PRICE OR WARRANT SHARES

             Section 3.1.      Adjustment of Warrant Price.  In case the Company shall at any time after the date hereof subdivide or combine the outstanding shares of Common Stock, the Warrant Price in effect shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination to the nearest one cent.  Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

            Section 3.2.      Adjustment of Warrant Shares.  In the event of an adjustment of the Warrant Price, the number of shares of Common Stock (or reclassified or recapitalized stock) issuable upon surrender of this Warrant after such adjustment shall be equal to the number determined by multiplying the number of shares of Common Stock issuable upon surrender of this Warrant immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustments, and the denominator is the Warrant Price in effect immediately after such adjustment.

            Section 3.3.      Dividends and Distributions.  In the event that the Company shall at any time after the date hereof pay any dividend (other than in shares of Common Stock) on, or make any distribution of its assets upon or with respect to, the Common Stock, or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Warrantholder shall receive what the Warrantholder would have received had it surrendered this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

            Section 3.4.      Mergers, Consolidations, Reclassifications.  In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company into, or merger of the Company with another corporation in which it is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another corporation), or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entirety, the Warrantholder shall thereafter have the right upon surrender of this Warrant to receive the kind and amount of shares of stock and other securities, cash and property receivable upon such reorganization, reclassification, consolidation, merger or disposition by a holder of the number of shares of Common Stock which the Warrantholder would have received had it surrendered this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or disposition, at a price equal to the aggregate Warrant Price then in effect for exercising this Warrant in full (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided).  The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and dispositions.

           Section 3.5.      Notice of Adjustment.  Whenever the Warrant Price or the number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by the Chief Executive Officer, setting forth the adjusted number of Warrant Shares purchasable upon the surrender of this Warrant and the Warrant Price calculated to the nearest cent and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based.

            Section 3.6.      Notice of Certain Corporate Action.  In case at any time:

                        (a)        the Company shall make any distributions to the holders of Common Stock; or

                        (b)        the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                        (c)        there shall be any reclassification of the capital stock of the Company; or

                        (d)        there shall be any capital reorganization by the Company; or

                        (e)        there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of capital stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

                        (f)         there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock; then, in each of such cases, the Company shall give written notice to the Warrantholder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

            3.7.      Form of Warrant after Adjustments.  The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number or kind of the Warrant Shares.

ARTICLE IV

MISCELLANEOUS

            Section 4.1.      Successors and Assigns.  The terms of this Warrant shall be binding upon, inure to the benefit of and be enforceable by and against any successors or assigns of the Company and of the Warrantholder; provided, however, that the Company may not assign its rights or obligations hereunder, except in the case of a consolidation or merger in which the Company is not the surviving entity.

           Section 4.2.      Rights as Stockholder.  Except as provided herein, the Warrantholder, as such, shall not be entitled to vote or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrantholder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action or receive notice of meetings.

         Section 4.3.    Acceptance by Warrantholder.  Receipt of this Warrant by the Warrantholder shall constitute acceptance of an agreement to the foregoing terms and conditions.

           Section 4.4.      Governing Law.  This Warrant and the rights of the parties hereunder shall be governed in all respects by the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

           Section 4.5.       Severability.  In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 4.6.      Notices.  Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Warrantholder, at its address as provided to the Company, and if to the Company, at 11850 Jones Rd Houston, TX 77070, Attention: Chief Financial Officer.  The Company may change its address without written notice to the Warrantholder.

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                IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 15th day of November 2002.

NEXTGEN COMMUNICATIONS CORPORATION

By: /s/ FRANK J. FRADELLA
Name: Frank J. Fradella
Title: Chief Executive Officer

SUBSCRIPTION FORM

(To be Executed by the Registered Holder upon Surrender of the Warrant)

TO:         NEXTGEN COMMUNICATIONS CORPORATION

            The undersigned hereby elects to surrender the right to purchase ____________ shares of Common Stock represented by the attached Warrant, as provided therein, and tenders herewith payment of the purchase price in full in the amount of $______________.

            Please issue a certificate or certificates for such Common Stock in the name of:

Name:__________________________________
(Please print name and address)

Signature:________________________________

And if said number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.